Exhibit 99.1

February 26, 2008
FOR IMMEDIATE RELEASE

India Globalization Capital, Inc
www.indiaglobalcap.com
CONTACT: Ram Mukunda  (301-983-0998)
Email: ram@indiaglobalcap.com
Fax: 240-465-0273
AMEX: IGC

INDIA GLOBALIZATION CAPITAL, INC. (IGC) RESCHEDULES
 SPECIAL MEETING OF STOCKHOLDERS TO
MARCH 5, 2008
.

Bethesda, MD – February 26, 2008 – India Globalization Capital, Inc. (AMEX: IGC.U, IGC, IGC.WT, “IGC”) announced today that a Special Meeting of Stockholders originally scheduled to be convened on Wednesday, February 20, 2008 at 10:00 a.m., Eastern Standard Time and previously rescheduled to Wednesday, February 27, 2008, will be postponed until Wednesday, March 5, 2008 at 10:00 a.m., Eastern Standard Time as IGC continues to seek proxies.  The Meeting will take place at its original location, the offices of Seyfarth Shaw, LLP 815 Connecticut Ave, N.W., Suite 500, Washington, D.C. 20006.

ABOUT IGC

Based in Bethesda, Maryland, IGC is a special purpose acquisition company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses with primary operations in India.   IGC raised approximately $67.8 million in gross proceeds through its initial public offering consummated in March 2006 and has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities in India.